EXHIBIT 32.1
STATEMENT PURSUANT TO 18 U.S.C. § 1350
In connection with the Annual Report on Form 10-K of Clinical Data, Inc.(the “Company”) for the year ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Andrew J. Fromkin, Chief Executive Officer and President of the Company and Israel M. Stein MD, Executive Vice Chairman, Principal Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:
     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of such year.

/s/ Andrew J. Fromkin

Date: June 28, 2006	Andrew J. Fromkin
President and Chief Executive Officer

Date: June 28, 2006	/s/ Israel M. Stein MD

Israel M. Stein MD
Executive Vice Chairman
Principal Financial and Accounting Officer